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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               HEICO CORPORATION
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             (Exact name of registrant as specified in its charter)

                 FLORIDA                                        65-0341002
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         (State of Incorporation                            (I.R.S. Employer
            or Organization)                               Identification No.)

  3000 TAFT STREET, HOLLYWOOD, FLORIDA                             33021
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(Address of principal executive offices)                        (Zip Code)

If this form relates to the registration of a class of securities pursurant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:___

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                          Name of Each Exchange on Which
        to be so Registered                          Each Class is to be Registered
----------------------------------------       ----------------------------------------

            COMMON STOCK,                               NEW YORK STOCK EXCHANGE
          $0.01 PAR VALUE

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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                                (Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Incorporated by reference to Item 1 of the Registrant's Registration Statement on Form 8-A dated April 7, 1998.

ITEM 2.  EXHIBITS.

                  1. Articles of Incorporation of the Registrant are incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 (Registration No. 33-57624) Amendment No. 1 filed on March 19, 1993.*

                  2. Article of Amendment of the Articles of Incorporation of the Registrant, dated April 27, 1993, are incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form 8-B dated April 29, 1993.*

                  3. Articles of Amendment of the Articles of Incorporation of the Registrant, dated November 3, 1993, are incorporated by reference to Exhibit 3.3 to the Form 10-K for the year ended October 31, 1993.*

                  4. Articles of Amendment of the Articles of Incorporation of the Registrant, dated March 19, 1998, are incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-3 (Registration No. 333-48439) filed on March 23, 1993.*

                  5. Bylaws of the Registrant are incorporated by reference to Exhibit 3.4 to the Form 10-K for the year ended October 31, 1996.*

                  6. The description and terms of Preferred Stock Purchase Rights are set forth in a Rights Agreement between the Registrant and SunBank, N.A., as Rights Agent, dated as of November 2, 1993, and are incorporated by reference to Exhibit 1 to the Form 8-K dated November 2, 1993.*

* Previously Filed



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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        HEICO CORPORATION

                                        By:   /s/ THOMAS S. IRWIN
                                             ----------------------------------
                                             Thomas S. Irwin
                                             Executive Vice President and Chief
                                             Financial Officer

Dated:  January 27, 1999



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